Exhibit 10.23
AMENDMENT TO THE COMMERCIAL LEASE AGREEMENT
By this instrument, on one side MercadoLivre.com Atividades de Internet Ltda., with its principal place of business at Rua Gomes de Carvalho 1.306, 7º andar, in the capital city of São Paulo, SP, CEP: 04547-005, enrolled in the General Taxpayers’ Register under CNPJ No 03.361.252/0001-34 (hereinafter referred to as “LESSEE”), and on the other side KW Radar Construtora e Incorporadora Ltda., with its principal place of business at Av. Dr. Yojiro Takaoka 4384, conj. 806, Centro de Apoio I – Alphaville, enrolled in the General Taxpayers’ Register under CNPJ No 05.897.569/0001-15 (hereinafter referred to as “LESSOR”).
Whereas the Parties have entered into a Property Lease Agreement on November 01, 2004;
Whereas the Parties intend to amend this Lease Agreement so as to modify certain conditions, especially to extend the term of the lease and change the sublease conditions;
The Parties hereto by mutual agreement resolve to enter into his Instrument of Amendment (“Amendment”) that shall be governed by the following terms and conditions:
Clause One: The purpose of this amendment is to change the lease term, previously provided in the preamble to terminate on October 31, 2009. It is hereby established that the lease term will be valid for an undetermined period of time, and item “E” shall become effective with the following wording:
“E) TERM
Five (05) years or sixty (60) months.
Beginning: November 01, 2004 – End: October 31, 2009
After such period has elapsed, this agreement shall be automatically renewed for five (05) years, from November 01, 2009 up to October 31, 2014; the agreement may be terminated by the Parties with no charges whatsoever under clause 15 of the agreement”.
Clause Two: This amendment is also intended to change Clause 3 of the agreement so as to permit LESSEE to assign, transfer or sublease the premises, in whole or in part, to any company pertaining to its economic group, upon prior consent of LESSOR. Clause 3 shall have the following wording:
“3 — LESSEE is prohibited from assigning, transferring or subleasing the premises, in whole or in part, for value or under free lease, without LESSOR’s written prior consent. Regardless of that provided in the preceding sentence, LESSOR shall not refuse to give its consent in the event of sublease to companies that are provenly part of the LESSEE’s economic group and LESSOR hereby authorizes subleasing to the companies Ibazar.com Atividades de Internet Ltda, Ebazar.com.br Ltda and MercadoPago.com Representações Ltda. In such events LESSEE shall be fully liable for the payment of sublease rent”.

Clause Three: Considering the changes provided for above, the Parties hereby amend Clause 15 of the agreement that shall become effective with the following wording:
“15 — This Agreement may be terminated by each party at any time, without any charge, upon a sixty (60) day’s prior notice”.
Clause Four: Further, considering the changes provided for above, the Parties hereby amend Clause 16 of the agreement that shall become effective with the following wording:
“16 — Upon termination of the lease by one of the parties, as provided for in clause 15 of this instrument, LESSEE shall return the premises fully vacant of persons and things, in as good condition as it has received them, regardless of any judicial or extra-judicial notice or notification, under penalty of being subject to the fine specified in paragraph one of this clause, and LESSOR may take the measures it deems necessary for the premises to be vacated”.
FINAL PROVISIONS
This amendment enters into force on the date of its execution and any other terms and conditions that have not been amended by the present instrument shall remain unaltered and effective.
In witness whereof, the parties have executed this Amendment in two (02) counterparts of equal content in the presence of the two (02) undersigned witnesses.
Sao Paulo, October 30, 2009
[signed]
MercadoLivre Atividades de Internet Ltda
Name: Stelleo Passos Tolda
Title: President Director
[signed]
KW Radar Construtora e Incorporadora Ltda
Name: Karen Spillateli and Marilda Rosa de Barros
Title: Director
Witnesses
1. [signed]
Name: Carmen Beatriz C. da Silva
RG: 09251848-1
2. [signed]
Name: [illegible]
RG: 30.243.952-3